Exhibit 23.9




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-64979) of Security Capital Group Incorporated of our report dated January 26, 2000, except for Note 15, as to which the date is February 2, 2000 relating to the financial statements of CWS Communities Trust, which appears in the registration statement on Form S-4 (File No. 333-47926) of Security Capital Group Incorporated. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.

                                          PricewaterhouseCoopers LLP



Dallas, Texas
December 19, 2000

--------
* Applies only if this Note is a Registered Global Security.

* Applies only if this Note is a Registered Global Security.